Exhibit 99.2

Amarantus Announces Adjournment of Annual Meeting

SAN FRANCISCO, CA, and GENEVA, SWITZERLAND – August 3, 2015 – Amarantus BioScience Holdings, Inc. (OTCQX: AMBS), a biotechnology company developing therapeutic and diagnostic product candidates in orphan indications and neurology, announced that its 2015 Annual Meeting of Stockholders scheduled for, and convened on August 3, 2015, was adjourned due to the lack of requisite quorum. Only stockholders of record on the record date July 10, 2015 are entitled to and are being requested to vote.

The annual meeting has been adjourned to August 7, 2015 at 10:00 a.m. EDT at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006 to allow additional time for the stockholders to vote on the proposals set forth in the Company's proxy statement filed with the Securities and Exchange Commission (“SEC”), which is available at http://www.sec.gov/Archives/edgar/data/1424812/000114420415043459/v415847_def14a.htm.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company's proxy statement. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked.

The Company encourages all stockholders who have not yet voted to do so before August 6, 2015 at 11.59 p.m. EDT. The beneficial stockholders may vote by internet at www.proxyvote.com, or by telephone at 800-454-8683. Record holders may return a properly executed proxy card to18 Lafayette Place, Woodmere, NY 11598 or they may vote by internet at www.vstocktransfer.com/proxy.

No changes have been made in the proposals to be voted on by stockholders at the annual meeting. The Company's proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC's website at www.sec.gov.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (OTCQX: AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of neurology and orphan diseases. AMBS’ Therapeutics division has development rights to eltoprazine, a small molecule currently in a Phase 2b clinical program for Parkinson's disease levodopa-induced dyskinesia with the potential to expand into adult ADHD and Alzheimer’s aggression. The Company has an exclusive worldwide license to intellectual property rights associated to Engineered Skin Substitute (ESS), an orphan drug designated autologous full thickness skin replacement product in development for the treatment of severe burns currently preparing to enter Phase 2 clinical studies. AMBS owns the intellectual property rights to a therapeutic protein known as mesencephalic-astrocyte-derived neurotrophic factor (MANF) and is developing MANF as a treatment for orphan ophthalmic disorders, initially in retinitis pigmentosa (RP). AMBS also owns the discovery of neurotrophic factors (PhenoGuard™) that led to MANF’s discovery.

AMBS’ Diagnostics division owns the rights to MSPrecise®, a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS), and has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test®) for Alzheimer's disease, which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig, and owns further intellectual property for the diagnosis of Parkinson's disease (NuroPro®).

For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Investor and Media Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

Investor Relations and Corporate Communications Advisor

T: (US) 908.938.1475

E: jenene@jenenethomascommunications.com

Source: Amarantus Bioscience Holdings, Inc.